                                                                     EXHIBIT 4.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR A VALID EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, TOGETHER WITH AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


                                    DVI, INC.

                        WARRANT TO PURCHASE COMMON STOCK

WARRANT NO.:          DH-1                             NUMBER OF SHARES: 100,000
Date of Issuance:     August 9, 2001


        DVI, INC., a Delaware corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Deephaven/JE Matthew I, LLC, a Minnesota limited liability company, the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof until 11:59 P.M. Eastern Time on the Expiration Date (as defined herein), 100,000 fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the Warrant Exercise Price (as defined herein).

SECTION 1.     DEFINITIONS.

            (a) Securities Purchase Agreement. This Warrant has been issued pursuant to the terms of that certain Securities Purchase Agreement dated as of June 29, 2001, by and between the Company and Deephaven/JE Matthew I, LLC, a Minnesota limited liability company (as amended, restated, modified or supplemented from time to time and in effect, the "Securities Purchase Agreement").

            (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

                    (i) "Approved Stock Plan" shall mean any employee benefit plan of the Company which has been approved by the Board of Directors of the Company, pursuant to which any equity or other securities of the Company may be issued to any employee, officer, director or consultant for services provided to the Company.

                   (ii)   "Bloomberg" shall mean Bloomberg Financial Markets.

                  (iii) "Business Day" shall mean any day of the week except for Saturday, Sunday or any other day on which commercial banks in the City of Chicago, Illinois or the Commonwealth of Pennsylvania are authorized or required by law or executive order to remain closed.

                   (iv) "Common Stock" means (i) shares of the Company's common stock, par value $.005 per share, as constituted on the date hereof, and (ii) any stock into which such Common Stock shall have been converted or exchanged or any stock resulting from a reclassification of such Common Stock.

                    (v) "Exchangeable Securities" means any evidences of indebtedness, shares of stock or other securities which are directly or indirectly exchangeable into or exchangeable for, with or without payment of additional consideration, shares of Common Stock (including, without limitation, the Note) either immediately or upon the arrival of a specified date or happening of a specified event.

                   (vi) "Expiration Date" means August 9, 2006; provided, if any such date falls on a day other than a Business Day, the next Business Day.

                  (vii)   "Note" means the 9.5% Asset-Backed Exchangeable Term
        Note issued pursuant to the Securities Purchase Agreement.

                 (viii) "Person" means a natural person, a partnership, a corporation, a limited liability company, an association or a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental agency or any department, or agency or political subdivision thereof.

                   (ix) "Principal Market" means the New York Stock Exchange or other national exchange or trading market on which the Common Stock is listed or included for trading.

                    (x) "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

                   (xi) "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Exchangeable Securities, either immediately or upon the arrival of a specified date or happening of a specified extent.

                  (xii) "Warrant" means this Warrant, all warrants issued in exchange, transfer or replacement of any thereof and any other warrant to purchase Common Stock issued or to be issued to the Holder under the Note or otherwise.

                 (xiii) "Warrant Exercise Price" means $21.00, subject to adjustment as provided in SECTION 3.

        Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

SECTION 2.     EXERCISE OF WARRANT.

            (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder, in whole or in part, at any time on any Business Day prior to 11:59 P.M. eastern time on the Expiration Date by (i) delivery, together with this Warrant or an indemnification undertaking in accordance with
Section 8 hereof, of a written notice to the Company, in the form of the subscription notice attached as EXHIBIT A hereto (the "Exercise Notice"), of the Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased and (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by check payable to the order of the Company or by wire transfer to an account designated by the Company for such purpose. In the event of any exercise of the rights represented by this Warrant in compliance with this SECTION 2(a) a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the Holder and registered in the name of, or as directed by, the Holder, shall be delivered at the Company's expense to, or as directed by, the Holder as soon as practicable, and in no event later than three Business Days, after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking in accordance with Section 8 hereof). Upon delivery of the Exercise Notice, Aggregate Exercise Price and this Warrant (or an indemnification undertaking in accordance with Section 8 hereof), the Holder or its designate shall be deemed for all purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

            (b) Dispute of Warrant Exercise Price. In the case of a dispute as to the determination of the Warrant Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one Business Day of receipt of the Exercise Notice. If the Holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within two Business Days submit via facsimile (i) the disputed determination of the Warrant Exercise Price, to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall use all commercially reasonable efforts to require the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 48 hours from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error. The Company shall pay the fees and expenses of such investment banking firm or accountant.

            (c) Partial Exercise. Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five Business Days after any exercise in part of this Warrant and at its own expense, issue a new Warrant identical in all respects to this Warrant, except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

            (d) Minimum Number of Warrant Shares. The minimum number of shares of Common Stock for which this Warrant may be exercised shall be 1,000 shares, unless the aggregate number of shares for which this Warrant may be exercised is less than 1,000, in which event, this Warrant may be exercised with respect to the full amount of such aggregate number.

            (e) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded (up if greater or equal to .5 of a share or otherwise down to the nearest whole number).

            (f) Failure to Issue Warrant Shares. If the Company shall fail for any reason or for no reason to issue (subject to extension in accordance with SECTION 2(b) for a good faith dispute made in accordance with SECTION 2(b)), to the Holder or its designee (i) within five Business Days after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking in accordance with Section 8 hereof), a certificate for the number of shares of Common Stock to which the Holder or its designee is entitled upon the Holder's exercise of this Warrant or (ii) if this Warrant is being exercised for less than all of the number of shares of Common Stock covered by this Warrant, within ten Business Days after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), a new Warrant for the number of shares of Common Stock to which the Holder is entitled pursuant to SECTION 2(c) hereof, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to the Holder, including any indemnification under Article VIII of the Securities Purchase Agreement, the Company shall pay as additional damages in cash to the Holder or its designee on each day after the fifth Business Day such issuance is not timely effected and/or after the tenth Business Day such new Warrant is not delivered, as the case may be, an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder or its designee on a timely basis and to which the Holder or its designee is entitled and/or, the number of shares represented by the portion of this Warrant which is not being converted, as the case may be, and (B) the average of the three highest daily trading prices of the Common Stock (as reported by Bloomberg) for the 15 consecutive trading days immediately preceding the last possible date which the Company could have issued such Common Stock or new Warrant, as the case may be, to the Holder or its designee without violating this SECTION 2.

SECTION 3.     ANTI-DILUTION ADJUSTMENT.

        The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this SECTION 3:

            (a) Issuance of Additional Common Stock. If and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, then, upon such issuance or sale the Warrant Exercise Price shall be adjusted to that price equal to the fraction (i) the numerator of which shall be equal to (A) (x) the Warrant Exercise Price in effect immediately prior to such event multiplied by (y) the total number of outstanding shares of Common Stock immediately prior to such event plus (B) the consideration received by the Company upon such issuance or sale, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon exchanges of Exchangeable Securities (including any held by the Holder) and exercises of Stock Purchase Rights (including any Warrants held by the Holder) provided that, no adjustment shall be made with respect to the issuance of shares of Common Stock issued (1) upon exchange or conversion of Exchangeable Securities outstanding on the date hereof, (2) in connection with the Common Stock or Exchangeable Securities issued under an Approved Stock Plan,
(3) issued pursuant to the exercise of Exchange Rights granted under the Note or Warrant Shares issued upon the exercise of other Warrants; or (4) as consideration in connection with arms length transactions involving the acquisition of other companies in the specialty finance industry.

            (b) Stock Dividends, Subdivisions and Combinations. If and whenever the Company subsequent to the date hereof:

                    (i) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Exchangeable Securities or Stock Purchase Rights,

                   (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Warrant Exercise Price shall be adjusted to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon exchanges of Exchangeable Securities (including the Note held by the Holder) and exercises of Stock Purchase Rights (including any Warrants held by the Holder).

            (c) Issuance of Exchangeable Securities or Stock Purchase Rights. If and whenever the Company shall issue or sell any Exchangeable Securities or Stock Purchase Rights (other than the granting of Stock Purchase Rights to officers, employees, directors and consultants of the Company pursuant to the Approved Stock Plans under which a consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Exchangeable Securities, upon the subsequent exchange of such Exchangeable Securities) shall be less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, then upon such issuance or sale, the Warrant Exercise Price shall be adjusted as provided in SECTION 3(a) on the basis that the maximum number of shares of Common Stock ever issuable upon exercise of such Exchangeable Securities or Stock Purchase Rights (or upon exchange of such Exchangeable Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Warrant Exercise Price, provided that, no adjustment shall be made with respect to the issuance of shares of Common Stock issued upon (1) upon exchange or conversion of Exchangeable Securities outstanding on the date hereof, (2) in connection with the exercise of Exchangeable Securities granted under Approved Stock Plan, (3) issued pursuant to the exercise of Exchange Rights granted under the Note or Warrant Shares issued upon the exercise of other Warrants; or (4) as consideration in connection with arms length transactions involving the acquisition of other companies in the specialty finance industry.

            (d) Readjustment of Warrant Exercise Price. Upon (i) each change in the purchase price payable for any Stock Purchase Rights or Exchangeable Securities referred to in SECTION 3(c), (ii) each change in the consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the exchange or exchange of such Exchangeable Securities, (iii) each change in the number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or the rate at which such Exchangeable Securities are exchangeable into or exchangeable for shares of Common Stock, or (iv) the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Exchangeable Securities not exercised, the Warrant Exercise Price in effect at the time of such event shall forthwith be readjusted to the Warrant Exercise Price which would have been in effect at such time had such Stock Purchase Rights or Exchangeable Securities not been issued or sold.

            (e) Reorganization, Reclassification or Recapitalization of the Company. In the event that the Company effects (i) any reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in SECTION 3(b)), (ii) any consolidation or merger of the Company with or into another Person, (iii) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety or (iv) any other transaction or event as a result of which the holders of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash, but excluding any cash dividend that is paid out of the earnings or surplus of the Company legally available therefor) with respect to or in exchange for the Common Stock, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the Common Stock theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property (including, without limitation, cash) to which the Holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such transaction or event.

            (f) Maximum Warrant Exercise Price. At no time shall the Warrant Exercise Price exceed the initial Warrant Exercise Price set forth in SECTION 1(b) hereof, except as a result of an adjustment thereto pursuant to this
SECTION 3.

            (g) Waiver. In the event that the Holder consents in writing to limit, or waive in its entirety, any anti-dilution adjustment to which it would otherwise be entitled hereunder, the

Company shall not be required to make any adjustment whatsoever with respect to this Warrant or any other Warrant in excess of such limit or at all, as the terms of such consent may dictate.

            (h) Notice of Adjustments to Warrant Exercise Price. As promptly as practicable after the occurrence of any event requiring any adjustment under this SECTION 3 to the Warrant Exercise Price (or to the number or kind of securities or other property deliverable upon the exercise of this Warrant), the Company shall, at its expense, mail to the Holder a certificate of an officer of the Company setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant after giving effect to such adjustment.

            (i) Anti-Dilution Provisions in Other Securities. If the Company issues any Stock Purchase Rights or Exchangeable Securities or other securities containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to the holder or holders thereof than those set forth in this Warrant, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provision of this Warrant, shall be deemed to be substituted therefor.

SECTION 4.     TAXES.

        The Company shall pay any and all taxes, excluding income taxes, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

SECTION 5.     WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

        Except as otherwise specifically provided herein, no Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends, liquidation or subscription rights, or otherwise, prior to the issuance to the Holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this SECTION 5, the Company will provide the Holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

SECTION 6.     OWNERSHIP.

        The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

SECTION 7. PURCHASE RIGHTS; REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

            (a) In addition to any adjustments pursuant to SECTION 3 above, if at any time the Company grants, issues or sells any Options, Exchangeable Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock generally (the "Purchase Rights"), then the Holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without taking into account any limitations or restrictions on the exercisability of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") written agreement (in form and substance satisfactory to the Holder of this Warrant) to deliver to the Holder, in exchange for such Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrant, if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holder of this Warrant) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of the Holder's Warrant, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exerciseability of this Warrant).

SECTION 8.     LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.

        If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, reasonably satisfactory to the Company and upon reimbursement to the Company of all reasonable expenses incidental thereto and upon surrender of this Warrant, if mutilated, issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

SECTION 9.     NOTICES.

        Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party and followed by an overnight delivery service); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

               DVI, INC.
               2500 YORK ROAD
               JAMISON, PENNSYLVANIA  18929
               Telephone:           (215) 488-5000
               Facsimile:           (215) 488-5414
               Attention:           Philip C. Jackson

               With copies to:

               Clifford Chance
               Rogers & Wells LLP
               200 Park Avenue
               New York, New York  10166-0153
               Telephone:           (212) 878-8000
               Facsimile:           (212) 878-8375
               Attention:           John A. Healy, Esq.

               If to the Buyer:

               Deephaven/JE Matthew I, LLC
               c/o JE Matthew, LLC
               1849 Green Bay Road, Suite 240
               Highland Park, Illinois 60035
               Telephone:            (847)681-8600
               Facsimile:            (847)681-1541
               Attention:            David A. White

               With a copy to:

               Schwartz, Cooper, Greenberger & Krauss, Chartered
               180 N. LaSalle Street, Suite 2700
               Chicago, IL 60601
               Telephone:            (312) 346-1300
               Facsimile:            (312) 782-8416
               Attention:            Robert A. Smoller, Esq.

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by prior written notice given to each other party at least five Business Days prior to the effective date of such change.

SECTION 10.    AMENDMENT AND WAIVER.

        The provisions of this Warrant may only be amended upon a written instrument executed by the Company and the Holder.

SECTION 11.    DESCRIPTIVE HEADINGS; GOVERNING LAW.

        The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY HEREBY

IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.    SUCCESSORS AND ASSIGNS.

        This Warrant shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of this Warrant. The Company shall not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Holder, including by merger, consolidation or reorganization, except pursuant to a Special Event (as defined in SECTION 2(c)(ii) of the Note) consolidation or reorganization with respect to which the Company has satisfied its obligations under SECTION 2 of the Note and SECTION 7(b). The Holder may not assign any of its rights under this Warrant without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that the Holder may assign all or any part of its rights hereunder to any financial institution having assets of at least $10 billion and the Holder may assign all or any part of its rights hereunder to any Affiliate of the Holder. "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Holder.

SECTION 13.    LIMITATION ON NUMBER OF WARRANT SHARES.

        The Company shall not be obligated to issue more than 19.99% of its total outstanding shares of Common Stock upon exercise of this Warrant and/or the Exchange Rights granted pursuant to the Note, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the Principal Market for issuances of Common Stock in excess of such percentage. Upon the Holder's request, the Company shall seek approval of its stockholders at its next annual meeting of stockholders for the issuance of 20% or more of its Common Stock upon the actual issuance of Warrant Shares, the issuance of Common Stock issued in connection with the exercise of Exchange Rights granted pursuant to the Note or the Redemption Warrants. In the event the Company is prohibited from issuing Warrant Shares as a result of the operation of this SECTION 1313, upon the Holder sending an Exercise Notice, the Company shall pay the Holder the difference between (a) the last reported sale price of the Common Stock (as reported by Bloomberg) and (b) the Warrant Exercise Price as of the date of the applicable Exercise Notice, multiplied by the number of Warrant Shares that the Company is prohibited from issuing to the Holder pursuant to this SECTION 13.

SECTION 14.    LIMITATION ON BENEFICIAL OWNERSHIP.

        When required under the listing requirements of the Principal Market, the Company shall not effect any exercise of this Warrant to the extent that after giving effect to such exercise such Person (together with such Person's affiliates) would beneficially own in excess of 9.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this SECTION 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Each Exercise Notice shall constitute a representation by the Holder that, after giving effect to such Exercise Notice, the Holder will not beneficially own a number of shares of Common Stock in excess of 9.99% of the outstanding shares of Common

Stock as reflected in the Company's most recent Form 10-Q or Form 10-K, as the case may be, or more recent public press release by the Company or other notice by the Company to the Holder setting forth the number of shares of Common Stock outstanding, but after giving effect to such exercise of this Warrant by the Holder since the date as of which such number of outstanding shares of Common Stock was disclosed. Notwithstanding the foregoing, upon an Event of Default or the occurrence of a Special Event, the Holder shall have the right to exercise this Warrant in its sole discretion and at such time or times as it deems appropriate.

        Notwithstanding the foregoing, in an Event of Default or the occurrence of a Special Event under the Note, as such terms are defined therein, the holder of this Warrant shall have the right to exercise this Warrant and to convert all or any portion of this Warrant into Common Stock, in its sole discretion and at such time or times as it deems appropriate.



                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the date first written above.



                                            DVI, INC.



                                            By: /s/ Philip C. Jackson
                                                --------------------------------
                                            [Name] Philip C. Jackson
                                            [Title] Authorized Signatory

                                                            EXHIBIT A TO WARRANT


                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                                    DVI, INC.

        The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of DVI, INC., a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.


        1. Payment of Warrant Exercise Price. The Holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

        2. Delivery of Warrant Shares. The Company shall deliver to _______ __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______



   Name of Registered Holder

By:
        ----------------------------
        Name:
        Title: